UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 26, 2010, Salix Pharmaceuticals, Ltd. issued a press release announcing it will report first quarter 2010 financial results following the close of the U.S. financial markets on Monday, May 10, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

On April 27, 2010, Salix issued a press release announcing plans to launch a patient and provider assistance program for patients with hepatic encephalopathy to coincide with Xifaxan550 availability. A copy of the press release is attached hereto as Exhibit 99.2.

On April 28, 2010, Salix issued a press release announcing the Food and Drug Administration has issued a complete response letter regarding the New Drug Application for GIAZO™ (balsalazide disodium) Tablets 1.1 g. for the treatment of mild-to-moderate active ulcerative colitis in patients 18 years and older. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 26, 2010.

99.2	Press release dated April 27, 2010.

99.3	Press release dated April 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: April 29, 2010

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer